PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated July 7, 2003)	REGISTRATION NO. 333-44286

1,000,000,000 Depositary Receipts
Europe 2001 HOLDRS (SM) Trust

                 This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Europe 2001 HOLDRS (SM) Trust.

                 The share amounts specified in the table in the “Highlights of Europe 2001 HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary U.S. Trading Market
AEGON N.V.	AEG	5.2	NYSE
Alcatel*	ALA	3	NYSE
Amdocs Limited	DOX	3	NYSE
ARM Holdings p.l.c.*	ARMHY	8	NASDAQ
ASM International N.V.	ASMI	13	NASDAQ
ASML Holding N.V.	ASML	7	NASDAQ
AstraZeneca p.l.c.*	AZN	4	NYSE
Autonomy Corporation p.l.c.*	AUTN	1.2	NASDAQ
Aventis S.A.*	AVE	2	NYSE
AXA*	AXA	6	NYSE
Bookham Technology p.l.c.*	BKHM	12	NASDAQ
BP p.l.c.*	BP	4	NYSE
Business Objects S.A.*	BOBJ	4.5	NASDAQ
Cable & Wireless p.l.c.*	CWP	4	NYSE
DaimlerChrysler AG	DCX	4	NYSE
Deutsche Telekom AG*	DT	5	NYSE
Diageo p.l.c.*	DEO	5	NYSE
Elan Corporation, p.l.c.*	ELN	4	NYSE
Ericsson LM Telephone Company*	ERICY	1.6	NASDAQ
GlaxoSmithKline p.l.c.*	GSK	6	NYSE
Infineon Technologies AG*	IFX	5	NYSE
ING Group N.V.*	ING	4	NYSE
IONA Technologies p.l.c.*	IONA	3	NASDAQ
Koninklijke Philips Electronics N.V.	PHG	5	NYSE
Millicom International Cellular S.A.*	MICC	8	NASDAQ
Nokia Corp.*	NOK	5	NYSE
Novartis AG*	NVS	5	NYSE
Qiagen N.V.	QGENF	6	NASDAQ
Repsol YPF, S.A.*	REP	11	NYSE
Royal Dutch Petroleum Company	RD	3	NYSE
Ryanair Holdings p.l.c.*	RYAAY	8	NASDAQ
SAP AG*	SAP	4	NYSE
Scottish Power p.l.c.*	SPI	7	NYSE
Serono S.A.*	SRA	9	NYSE
Shire Pharmaceuticals Group p.l.c.*	SHPGY	4	NASDAQ
Skillsoft p.l.c.*	SKIL	6	NASDAQ
STMicroelectronics N.V.	STM	4	NYSE

(continued on following page)

Name of Company	Ticker	Share Amounts	Primary U.S. Trading Market
Telefonica S.A.*	TEF	3.31224241	NYSE
Terra Networks, S.A.*	TRLY	15	NASDAQ
Total S.A.*	TOT	3	NYSE
UBS AG	UBS	3	NYSE
Unilever N.V.	UN	3	NYSE
Vivendi Universal*	V	3	NYSE
Vodafone Group p.l.c.*	VOD	6	NYSE
WPP Group p.l.c.*	WPPGY	3	NASDAQ

* The securities of these non-U.S. companies trade in the United States as American Depository Receipts. Please see “Risk Factors” and “Federal Income Tax Consequences—Special considerations with respect to underlying securities of foreign issuers” for additional information relating to an investment in a non-U.S. company.

      The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

        The date of this prospectus supplement is June 30, 2004.